UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2009

______________________________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)
11 Harbor Park Drive
Port Washington, New York 11050
(Address of principal executive offices)

(516) 608-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On April 28, 2009, Ann Leven, a member of the Board of Directors and Chairperson of the Audit Committee, advised the Company that she intends to retire from the Company’s Board of Directors.  Accordingly, Ms. Leven will not stand for re-election to the Company’s Board of Directors at the Company’s 2009 annual meeting of stockholders and will be resigning from the Board and its respective committees effective June 12, 2009.  The Company has determined to accept her resignation. To the knowledge of the executive officers of the Company, Ms. Leven had no disagreement with the Company on any matter related to the Company’s operations, policies or practices.

The Company intends to fill the vacancy caused by Ms. Leven’s decision not to stand for re-election.  Ms. Marie Adler-Kravecas has been nominated by the Board to serve as a member of the Board of Directors, and her election to the Board has been submitted for stockholder’s approval at the Company’s Annual Meeting to be held on June 12, 2009.

A press release regarding the retirement of Ms. Leven and nomination of Ms. Adler-Kravecas was issued by the Company on April 30, 2009, a copy of which is filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SYSTEMAX INC.

                            By: /s/ Curt Rush
                                   Name: Curt Rush
                                   Title: General Counsel and Secretary

Date:  April 30, 2009

Exhibit Index

99.1    Press Release of Systemax Inc., dated April 30, 2009, regarding the retirement of Ms. Leven and nomination of Ms. Adler-Kravecas.